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                                                                   EXHIBIT T3E.4
LETTER TO BENEFICIAL OWNERS

                               CIGNA CORPORATION
                               OFFER TO EXCHANGE
                                 NOTES DUE 2033
                       FOR ANY AND ALL OF ITS OUTSTANDING
                              8.30% NOTES DUE 2023

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
CITY TIME, ON THURSDAY, JULY 23, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE'').
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                                                            June 24, 1998

To Our Clients:

  Enclosed for your consideration are the Offering Circular dated June 24, 1998 (the "Offering Circular") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer") in connection with the offer by CIGNA Corporation, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offering Circular and the accompanying Letter of Transmittal to exchange an aggregate principal amount of up to $100,000,000 of its Notes Due 2033 (the "New Notes") for a like principal amount of its issued and outstanding 8.30% Notes Due 2023 (the "Old Notes") from the registered holders (individually, a "Holder" and collectively, the "Holders") thereof. The New Notes will evidence the same class of debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, an Indenture dated as of January 1, 1994, between the Company and Marine Midland Bank (formerly Marine Midland Bank, N.A.), the trustee.

  The New Notes will have the same 8.30% interest coupon as the Old Notes until, but not including, January 15, 2023. The interest coupon for the final 10 years of maturity will be calculated on the Extension Coupon Determination Date (as defined below) using a fixed spread pricing formula. For the Old Notes, a price (the "Reference Price of the Old Notes") will be determined using a specified fixed spread pricing formula. Such Reference Price of the Old Notes will be based on a yield to the maturity date of the Old Notes equal to (i) the yield on the 6.125% U.S. Treasury Note due November 15, 2027 (the "Benchmark Treasury Yield") plus (ii) 130 basis points. For the New Notes, a per annum interest coupon (the "Extension Coupon") will be determined for the period from January 15, 2023 to the maturity date, January 15, 2033. This Extension Coupon (expressed as a percentage with two decimal places) will be the lesser of: (i) 8.30% per annum and (ii) a per annum interest rate at which the price of the New Notes (the "Reference Price of the New Notes") will be equal to the Reference Price of the Old Notes per $1,000 principal amount thereof. The Extension Coupon of the New Notes will be determined by using the Reference Price of the New Notes (equal to the Reference Price of the Old Notes if the Benchmark Treasury Yield is 5.88% or lower) and a yield equal to the Benchmark Treasury Yield plus 140 basis points. For each $1,000 principal amount of Old Notes exchanged, the Holder thereof will receive $1,000 principal amount of New Notes.

  An amount will be payable upon acceptance of the Old Notes for exchange by the Company to any Holder who tenders, and does not withdraw, its Old Notes prior to the Expiration Date equal to 1.50% of the principal amount of the Old Notes exchanged in denominations of $1,000 or an integral multiple thereof.

  The Extension Coupon and the reference prices will be determined as of 2:00 p.m., New York City time, on the second business day prior to the Expiration Date (the "Extension Coupon Determination Date").

  We are the Holder of Old Notes held for your account. A tender of such Old Notes can be made only by us as the Holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account. Beneficial owners of Old Notes whose Old Notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to exchange such Old Notes.
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  We request that you advise us whether you wish us to tender any or all of the
Old Notes held by us for your account upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to execute a Letter of Transmittal and tender your Old Notes on your behalf in accordance with the terms of the Exchange Offer.

  Your attention is directed to the following:

  1. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Thursday, July 23, 1998, unless extended.

  2. The Company's obligation to exchange Old Notes for New Notes is subject to certain conditions set forth in the Offering Circular under the caption "The Exchange Offer--Conditions to the Exchange Offer."

  3.  Tenders of Old Notes may only be withdrawn prior to the Expiration Date.

  4. Any transfer taxes with respect to the exchange and transfer of any Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

  If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, executing, detaching and returning to us the detachable instruction form set forth below. An envelope to return your instructions is enclosed. If you authorize the tender of your Old Notes, all such Old Notes will be tendered unless otherwise specified on such instructions. Your instruction should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date.

  The Exchange Offer is not being made to, and offers are not being solicited from (nor will tenders of Old Notes be accepted from or on behalf of), Holders in any jurisdiction in which the making of the Exchange Offer or acceptance for exchange of the Old Notes would not be in compliance with the laws of that jurisdiction. However, the Company may, in its sole discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to Holders in that jurisdiction.

  IMPORTANT: THE LETTER OF TRANSMITTAL (OR A MANUALLY SIGNED FACSIMILE THEREOF), TOGETHER WITH THE OLD NOTES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

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                 Instruction With Respect to the Exchange Offer

  The undersigned acknowledge(s) receipt of your letter, the Offering Circular dated June 24, 1998 and the related Letter of Transmittal relating to the Old Notes in connection with the Exchange Offer by the Company to exchange its New Notes for up to $100,000,000 of the Old Notes that are validly tendered and accepted for exchange, upon the terms and subject to the conditions set forth in the Offering Circular. Pursuant to the Exchange Offer, exchanges will be made on the basis of one Old Note for each New Note validly tendered and accepted for exchange in the Exchange Offer.

  This will instruct you to tender the number of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offering Circular and the Letter of Transmittal with respect to the Old Notes tendered.

                                   SIGN HERE


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Signature                                                 Signature
                                              (if more than one account holder)


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Name (Please Print)                                  Name (Please Print)


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Address                                      Telephone No. (including Area Code)



--------------------------------           Date: -------------------------------
City, State and Postal Code


[ ] By checking this box, all Old Notes held by you for our account will be tendered in the Exchange Offer. If fewer than all Old Notes are to be tendered, we have checked the box below and indicated the aggregate number of Old Notes to be tendered by you.

[ ]  -------------------- Old Notes*





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*  Unless otherwise indicated, it will be assumed that all such Old Notes are to be tendered.

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